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                                                                   EXHIBIT 10.35

                                SERVICE AGREEMENT


This SERVICE AGREEMENT (the "Agreement") is made on February 28, 2001 between EXTEND INC., a Delaware corporation having its principal place of business at 550 E. Devon Ave., Itasca, IL 60143 ("Extend") and AELIX, INC., a Delaware corporation, having its principal place of business at 9800 South Sepulveda Boulevard, Suite 318, Los Angeles, CA 90045 ("Aelix").

          WHEREAS, Extend has developed a diverse suite of hosted communications and customer relationship management services; and

          WHEREAS, Aelix desires to use such services, principally integrated voice response and interactive data mining services, in conjunction with Aelix's message notification business;

          NOW THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to the following:

1. DESCRIPTION. Extend hereby grants to Aelix, and Aelix accepts, a non-exclusive, non-transferable license to use Extend's hosted communications and customer relationship management services for Aelix's own internal use to support Aelix's message notification service. The scope and pricing for such services are set forth in the attached Schedule A. Aelix agrees to restrict use of the services to that number of concurrent users or servers listed on Schedule A.

2. OWNERSHIP OF INTELLECTUAL PROPERTY. Aelix agrees that ownership of the intellectual property underlying the services provided by Extend, and all copies of the underlying computer software or any portion thereof, rests exclusively with Extend. Except as specifically provided herein, the license included in this Agreement does not include a grant to Aelix of any right to engage in any licensable activity with respect to the property rights, including intellectual property rights, of Extend and/or its licensors, nor any ownership right, title or interest, nor any security interest or other interest, in any property right relating to the products or any derivative works therefrom, nor in any copy of any part of the products or any derivative works thereof. The products, and all copyright, patent, trade secret and other intellectual or proprietary rights therein, shall at all times remain the exclusive property of Extend and its licensors. Except as, and then only to the extent expressly permitted in this Agreement, Aelix shall not use, sublicense, sell assign, transfer, disclose, alter, duplicate, translate, decompile, disassemble, reverse engineer, create derivative works from, or recreate or attempt to recreate the products, in whole or in part, by reference to the original, whether by "clean room" or other process. Aelix acknowledges that the services (including methods, concepts or techniques utilized therein) are

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        commercially valuable and contain substantial trade secrets. All rights in and to any changes, revisions, improvements, or "derivative works" to or based upon the products, will be the exclusive property of Extend. The intellectual and business property rights in the core technology comprising the products shall remain with Extend and its licensors. For purposes of this Agreement, "derivative works" shall mean a work that is based upon or created with reference to one or more preexisting works, such as a revision, modification, translation (including compilation or recapitulation by computer), abridgment, condensation, expansion, reproduction by reverse engineering or clean room process, or any other form in which a preexisting work may be recast, transformed, adapted, or for which the preexisting work is materially used, directly or indirectly, to facilitate creation of the form, whether or not such derivative work, if made without authorization by the owner of the preexisting work, would constitute copyright infringement.

3. WARRANTIES. EXTEND MAKES NO WARRANTIES OR REPRESENTATIONS AND ASSUMES NO RESPONSIBILITY BEYOND THE PROVISIONS HEREOF. ANY MODIFICATIONS TO EXTEND'S SOFTWARE WILL VOID THE WARRANTY PROVIDED HEREUNDER. EXTEND DISCLAIMS ANY AND ALL OTHER WARRANTIES WITH RESPECT TO THE SERVICES PROVIDED HEREUNDER, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

4. DAMAGES. Aelix's sole remedy with respect to any hosted or related application services from Extend that are not in conformity with the terms of this agreement shall be, at the sole discretion of Extend, to correct the non-conformity, a replacement thereof or a return of any funds paid by Aelix for services determined not to be in conformity with the terms of this agreement.

5. LIMITATION OF LIABILITY. EXTEND SHALL NOT BE LIABLE TO AELIX FOR ANY INCIDENTAL, SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OF ANY NATURE, INCLUDING DAMAGES FOR LOSS OR INTERRUPTION OF BUSINESS, LOST PROFITS, LOSS OF GOODWILL AND LOSS OF DATA, EVEN IF EXTEND HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXTEND AND ITS AFFILIATES' CUMULATIVE LIABILITY TO AELIX (OR ANY OTHER PARTY WHATSOEVER) SHALL NOT EXCEED THE AMOUNT PAID BY AELIX TO EXTEND HEREUNDER. AELIX WILL BE SOLELY RESPONSIBLE FOR ADEQUATE PROTECTION AND BACKUP OF ITS DATA.

6. FORCE MAJEURE. Neither party shall be responsible for any resulting loss if the fulfillment of any of the terms or provisions of this agreement, excepting all obligations to make payments hereunder, is delayed or prevented by riots, wars, acts of enemies, national emergency, strikes, floods, fires, acts of God, or by

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        any other cause not within the control of the party whose performance is interfered with which by the exercise of reasonable diligence such party is unable to prevent, whether or not within the class of causes enumerated above.

7. TERM. This Agreement shall be effective for three (3) years from the date hereof. It shall automatically renew for 12-month periods thereafter, unless either party provides the other notice of cancellation at least three (3) months prior to any scheduled termination date. This Agreement may be terminated by either party upon a material failure of the other party to perform its responsibilities and obligations hereunder, by the terminating party submitting notice in writing to the defaulting party of the material failure, provided that said failure has not been corrected within thirty (30) days of notice thereof. In no event shall the party duly exercising its right under this section be liable to the other party or any person or entity claiming by, through or under such other party for damages of any kind with respect to such termination, or be precluded by the exercise of such termination right from pursuing, subject to the terms of this Agreement and applicable law, any cause of action or other claim it may then or at any time thereafter have against the other party in respect of any breach or default by the other party hereunder. In the event of termination of this Agreement, all licenses granted hereunder shall terminate. Upon termination, Aelix shall immediately (a) pay all outstanding amounts due Extend (b) cease all use and copying of the products, and (c) immediately deliver to Extend all copies of Extend's software and service materials in Aelix's possession or control or destroy all of the same, and certify in writing to Extend within five days after termination that the foregoing actions have been taken. All provisions of this Agreement which by their own terms take effect upon the termination of this Agreement or by their nature survive termination, shall survive such termination.

8. COMPLETE AGREEMENT. This instrument constitutes the sole and entire agreement between the parties hereto with regard to the subject matter hereof. No course of prior dealings between the parties and no usage of the trade shall be relevant or admissible to supplement, explain, or vary any of the terms of this agreement. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement shall not be relevant or admissible to determine the meaning of this agreement even though the accepting or acquiescing party has knowledge of the nature of the performance and an opportunity to make objection. No other representations, understandings, or agreements have been made or relied upon in the making of this agreement other than those specifically set forth herein. This agreement can be modified only by an instrument signed by the parties or their duly authorized agents.

9. APPLICABLE LAW. This agreement shall be governed by laws of the State of Illinois on the date of this agreement. If any provision of this Agreement is determined by a court of competent jurisdiction to be in violation of any

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        applicable law or otherwise invalid or unenforceable, such provision shall to such extent as it shall be determined to be illegal, invalid or unenforceable under such law be deemed null and void, but this Agreement shall otherwise remain in full force.

10. If any dispute arising out of this Agreement is arbitrated or litigated between the parties, the prevailing party shall be entitled to recover its reasonable attorneys' fees in addition to any other relief to which it may be entitled.

11. This Agreement and all licenses and rights granted to Aelix hereunder shall not be transferable or assignable by Aelix whether voluntarily or by operation of law or otherwise, without Extend's prior written consent. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties and their respective successors and permitted assigns.

12. Any modification or amendment of any provision of this Agreement must be in writing and bear the signature of the duly authorized representatives of both parties. The failure of any party to enforce any right it is granted herein or to require performance by the other party of any provision of this Agreement or the waiver by any party of any breach of this Agreement shall not prevent a subsequent exercise or enforcement of such provisions or be deemed a waiver of any subsequent breach.

13. The relationship of the parties is that of independent contractors. Neither party shall have, and neither party shall represent that it has, any power, right or authority to bind the other party, or to assume or create any obligation or responsibility, express or implied, on behalf of the other party, except as herein expressly permitted.


Corporate Seal                                   EXTEND, INC.

Attest:
        /s/ Willard C. McNitt                by    /s/ Thomas C. Ratchford
-------------------------------------------      ----------------------------------------------
Secretary

Corporate Seal                                   AELIX, INC.

Attest:
        /s/ Barbara J. Phillips              by    Wesley N. Waite, Sr.
-------------------------------------------      ----------------------------------------------
Secretary

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         SCHEDULE A TO SERVICE AGREEMENT DATED FEBRUARY 28, 2001 BETWEEN
                          EXTEND, INC. AND AELIX, INC.




SCOPE OF SERVICES


        Integrated voice response services

        Interactive data mining


MAXIMUM NUMBER OF USERS

        No limit.



PRICING

        $0.046 per minute (whether a whole minute or any fraction thereof). Amounts payable by Aelix are payable within thirty (30) days of submission of monthly invoices by Extend. Extend shall be entitled to receive interest for all amounts not paid when due, with such interest accruing at 18% p.a. from the due date until the date of actual payment.

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